Exhibit 99.1

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Prospect Medical Holdings, Inc.		The Equity Group Inc.

Linda Hodges, Executive Vice President

Devin Sullivan

(714) 796-4271		(212) 836-9608
Linda.hodges@prospectmedical.com		dsullivan@equityny.com

FOR IMMEDIATE RELEASE

PROSPECT MEDICAL HOLDINGS NAMES SAMUEL S. LEE CHAIRMAN OF THE BOARD

Santa Ana, CA – May 16, 2008 – Prospect Medical Holdings, Inc. (AMEX: PZZ) (“Prospect” or the “Company”), which manages the medical care of approximately 240,000 HMO enrollees and operates four community hospitals in southern California, today announced that Samuel S. Lee has been appointed Chairman of the Board of Directors, effective May 14, 2008.   Mr. Lee succeeds Jacob Y. Terner, M.D., who resigned as Prospect’s Executive Chairman and as a member of the Board of Directors on May 12, 2008.  Dr. Terner intends to pursue other business and personal interests.  Prospect’s Board membership now stands at eight.

As previously announced, Mr. Lee was named Chief Executive Officer of Prospect effective March 19, 2008.  Mr. Lee was appointed to Prospect’s Board of Directors and named as Chief Executive Officer of Alta Hospitals System, LLC (“Alta”) following Prospect’s acquisition of Alta on August 8, 2007.  Mr. Lee’s extensive background includes healthcare and technology related operational leadership, private equity investment management, entrepreneurship, mergers and acquisitions, and leveraged financing for various corporations. Prior to Alta, Mr. Lee was a General Partner with Kline Hawkes & Co., a private equity firm located in Brentwood, California, that focuses on healthcare, technology, and business services. Mr. Lee has been the lead/principal investor and director of several private and public companies. Additionally, Mr. Lee worked for Andersen Consulting and Verizon. Mr. Lee received his Bachelor’s degree in Industrial and Systems Engineering from Georgia Tech and Master’s degree in Business Administration from Harvard Business School. Mr. Lee is an active member of the Young President’s Organization of Los Angeles, and is also involved with civic and community organizations.

In connection with his resignation as Chairman and a member of the Board of Directors, Dr. Terner also resigned from all officer/director and manager positions with various subsidiaries of the Company, including: Prospect Medical Systems, Inc., which is also sole shareholder of Pinnacle Health Resources; Sierra Medical Management, Inc.; ProMed Health Services Company, which is also the sole shareholder of ProMed Health Care Administrators; Prospect Hospital Advisory Services, Inc.; and Prospect Advantage Network, Inc. (collectively the “subsidiaries”).  Dr. Terner also resigned as co-manager of Alta, leaving Mr. Lee as the sole manager of Alta.  Prospect’s Board of Directors appointed Mr. Lee to replace Dr. Terner in all officer and director positions in the subsidiaries.

Pursuant to his resignation agreement, Dr. Terner has agreed to continue to serve on a temporary basis as director, officer and sole shareholder of Prospect Medical Group, Inc. (“Group”), a California professional corporation affiliated with Prospect; and as director and officer of each of Prospect’s other affiliated physician organizations (together with Group, the “Affiliated Physician Organizations”), and as holder of record title to Group’s shares in Nuestra Familia Medical Group until a suitable replacement can be identified for these positions.

ABOUT THE COMPANY

Prospect Medical Holdings operates four community-based hospitals in the greater Los Angeles area and manages the medical care of individuals enrolled in HMO plans in Southern California, through a network of over 9,000 specialist and primary care physicians.

This press release contains forward-looking statements. Additional written or oral forward-looking statements may be made by Prospect from time to time, in filings with the Securities and Exchange Commission, or otherwise. Statements contained herein that are not historical facts are forward-looking statements. Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results, involve risks and uncertainties which may affect the Company’s business and prospects, including those outlined in Prospect’s Form 10-K filed on December 28, 2006 and its Form 10-Q filed on August 20, 2007, as well as risks and uncertainties arising from Prospect’s acquisition of Alta and ProMed, the debt incurred by Prospect in connection with those acquisitions, and the ability of the Company to regain compliance with the AMEX’s continued listing requirements.  Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

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